UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 2, 2016

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

     The Annual Meeting of the Shareholders of Aflac Incorporated (the “Company”) was held on May 2, 2016. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company's Proxy Statement, are as follows: (1) Election of 13 members to the board of directors; (2) Approval of a non-binding advisory proposal on compensation of the Company's named executive officers as described in the Proxy Statement; and (3) Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016. The shareholders approved proposals (1), (2) and (3).

     The following is a summary of the votes cast, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of 13 members to the board of directors:
Daniel P. Amos	957,810,743	18,733,224	2,640,077	59,385,763
Paul S. Amos II	956,322,097	21,871,134	990,813	59,385,763
W. Paul Bowers	975,806,760	2,300,350	1,076,934	59,385,763
Kriss Cloninger III	953,104,813	25,092,141	987,090	59,385,763
Toshihiko Fukuzawa	976,619,273	1,812,510	752,261	59,385,763
Elizabeth J. Hudson	971,683,972	6,558,323	941,749	59,385,763
Douglas W. Johnson	962,828,875	15,318,718	1,036,451	59,385,763
Robert B. Johnson	958,891,297	18,215,133	2,077,614	59,385,763
Thomas J. Kenny	960,084,008	18,028,532	1,071,504	59,385,763
Charles B. Knapp	970,678,726	5,689,286	2,816,032	59,385,763
Joseph L. Moskowitz	966,191,868	12,031,262	960,914	59,385,763
Barbara K. Rimer, Dr. PH	961,004,413	16,567,477	1,612,154	59,385,763
Melvin T. Stith	965,283,074	12,844,101	1,056,869	59,385,763

(2) Non-binding advisory proposal on executive compensation	843,851,027	131,893,740	3,439,277	59,385,763

(3) Ratification of appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2016	1,032,018,998	4,374,650	2,176,159	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

May 5, 2016	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

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